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                                                                    EXHIBIT 99.1


            WINTHROP RESIDENTIAL ASSOCIATES I, A LIMITED PARTNERSHIP
                         FORM 10-QSB SEPTEMBER 30, 2002


SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF THE PARTNERSHIP AGREEMENT


1. Statement of Cash Available for Distribution for the three months ended September 30, 2002:

   Net income                                                     $ 456,000
   Add:  Proceeds from Local Limited Partnership property sale      550,000
         Equity in loss of Local Limited Partnership                 25,000
   Less: Gain from Local Limited Partnership property sale         (506,000)
         Cash to reserves                                          (525,000)
                                                                  ---------

   Cash Available for Distribution                                   None
                                                                  =========

2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended September 30, 2002:

      Entity Receiving                Form of
        Compensation                Compensation                   Amount
    ---------------------        -----------------            -----------------

         None




















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